Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 30, 2021 (the “Separation Date”), Intevac, Inc. (“Intevac” or the “Company”) completed the asset sale (the “Asset Sale”) of its Photonics business (the “Photonics Business” or “Photonics”) and sold it to EOTECH, LLC, a Michigan limited liability company (“Buyer”) in exchange for (i) $70.0 million in cash consideration (as may be increased or decreased by certain closing net working capital adjustments), (ii) up to $30.0 million in earnout payments and (iii) the assumption of certain liabilities of the Photonics Business as specified in the Purchase Agreement. Under the Purchase Agreement, Buyer has agreed to pay Photonics, if earned, earnout payments of up to an aggregate of $30.0 million based on achievement of fiscal year 2023, 2024 and 2025 Photonics Business revenue targets for the IVAS program as specified in the Purchase Agreement. At any time prior to December 31, 2024, Buyer may elect to pay to Photonics $14.0 million, which would terminate Buyer’s obligations with respect to any remaining earnout payments.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes include the unaudited pro forma condensed consolidated balance sheet (“pro forma balance sheet”) as of October 2, 2021; and the unaudited pro forma condensed consolidated statements of operations (“pro forma statements of operations”) for the nine months ended October 2, 2021 and the years ended January 2, 2021 and December 28, 2019. The following unaudited pro forma condensed consolidated financial statements and accompanying notes reflect the impact of the Separation as if it occurred: on October 2, 2021 for the unaudited pro forma condensed consolidated balance sheet as of October 2, 2021; and December 29, 2018, the beginning of the earliest period presented for the unaudited pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Asset Sale, as necessary.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Rule 8-05 of Regulation S-X, which requires that pro forma financial information include the following pro forma adjustments to the historical financial information of the registrant:

•	Transaction Accounting Adjustments - Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments - Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

The transaction accounting adjustments to reflect the Asset Sale include but are not limited to:

•	the separation of the operations, assets and liabilities related to Photonics from the Company and the transfer of those assets and liabilities to the Buyer; and

•

the impact of, and transactions contemplated by, the Purchase Agreement and the other separation documents such as the Transition Services Agreement (the “TSA”) and the Assignment of Lease (the “Assignment of Lease”).

The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable and are reflected in the pro forma statements of operations for the nine months ended October 2, 2021 and the years ended January 2, 2021 and December 28, 2019 and the pro forma balance sheet as of October 2, 2021. However, such adjustments are estimates and actual experience may differ from expectations. Estimates used in preparing these pro forma adjustments may change as the Company finalizes the accounting for the Asset Sale to be reported in the Company’s Annual Report on Form 10-K for the year ended January 1, 2022. There are no autonomous entity adjustments included in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, do not reflect what the Company’s financial position and results of operations would have been had the Asset Sale occurred on the dates indicated, are not necessarily indicative of the Company’s future financial position and future results of operations, and do not reflect all actions that may be taken by the Company after the Asset Sale. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:

•

the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2021, filed with the Securities and Exchange Commission (“SEC”) on February 17, 2021; and the unaudited condensed consolidated financial statements and accompanying notes included in the Company’s Form 10-Q for the three and nine months ended October 2, 2021, filed with the SEC on November 2, 2021.

INTEVAC, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS

		Pro Forma Adjustments
	October 2, 2021 Actual				October 2, 2021
		Photonics
	As Reported	Business (b)	Adjustments		Pro Forma

		(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$33,696	$—	$68,461	(a), (g)	$102,157
Short-term investments	11,137	—	—		11,137
Trade and other accounts receivable, net of allowances	13,470	(4,893)	—		8,577
Inventories	22,453	(6,404)	—		16,049
Prepaid expenses and other current assets	1,981	(87)	—		1,894

Total current assets	82,737	(11,384)			139,814
Property, plant and equipment	63,943	(29,490)	—		34,453
Less accumulated depreciation and amortization	(54,734)	25,364	—		(29,370)

	9,209	(4,126)			5,083
Long-term investments	5,825	—	—		5,825
Restricted cash	786	—	—		786
Operating lease right-of-use-assets	6,382	—	(1,371	) (j)	5,011
Other long-term assets	5,554	—	—		5,554

Total assets	$110,493	$(15,510)			$162,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current operating lease liabilities	$3,047	$—	$(631	) (j)	$2,416
Accounts payable	4,659	(865)	—		3,794
Accrued payroll and related liabilities	5,657	—	(1,539	) (g)	4,118
Other accrued liabilities	2,649	(688)	3,435	(c) (j)	5,396

	16,012	(1,553)			15,724
Non-current liabilities:
Non-current operating lease liabilities	4,476	—	(1,002	) (j)	3,474
Other long-term liabilities	450	—	320	(j)	770

Total non-current liabilities	4,926	—			4,244

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—				—
Common stock	25				25
Additional paid-in capital	198,117				198,117
Treasury stock, 5,087 shares at October 2, 2021	(29,551)				(29,551)
Accumulated other comprehensive income	557				557
Accumulated deficit	(79,593)		52,550	(a)(c)(j)	(27,043)

Total stockholders’ equity	89,555				142,105

Total liabilities and stockholders’ equity	$110,493				$162,073

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

INTEVAC, INC.

UNAUDITED PROFORMA CONDENSED STATEMENTS OF OPERATIONS

		Pro Forma Adjustments
	Nine Months Ended				Nine Months Ended
	October 2, 2021 Actual				October 2, 2021
		Photonics
	As Reported	Business (b)	Adjustments		Pro Forma

	(In thousands)
Net revenues:
Systems and components	$35,410	$(12,805)	$—		$22,605
Technology development	9,437	(9,437)	—		—

Total net revenues	44,847	(22,242)	—		22,605
Cost of net revenues:
Systems and components	25,708	(9,594)	—		16,114
Technology development	7,450	(7,450)	—		—

Total cost of net revenues	33,158	(17,044)	—		16,114

Gross profit	11,689	(5,198)			6,491
Operating expenses:
Research and development	11,262	(1,870)	—		9,392
Selling, general and administrative	17,208	(3,723)	(1,471	) (d) (i)	12,014

Total operating expenses	28,470	(5,593)	(1,471)		21,406

Operating income (loss)	(16,781)	395	1,471		(14,915)

Interest income	31	—	—		31
Other income	44	—	1,418	(i)	1,462
Other expense	—	—	(1,418	) (i)	(1,418)

Income (loss) before income taxes	(16,706)	395	1,471		(14,840)
Provision for (benefit from) income taxes	157	111 (f)	(111	) (f)	157

Net income (loss)	$(16,863)	$284	$1,582		$(14,997)

Net income (loss) per share:
Basic and diluted	$(0.69)				$(0.62)
Weighted average shares outstanding:
Basic and diluted	24,265				24,265

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

INTEVAC, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

		Pro Forma Adjustments
	Year Ended					Year Ended
	January 2, 2021 Actual					January 2, 2021
		Photonics
	As Reported	Business (b)		Adjustments		Pro Forma

	(In thousands)
Net revenues:
Systems and components	$74,879	$(22,751)		$—		$52,128
Technology development	22,945	(22,945)		—		—

Total net revenues	97,824	(45,696)		—		52,128
Cost of net revenues:
Systems and components	42,231	(12,520)		—		29,711
Technology development	15,048	(15,048)		—		—

Total cost of net revenues	57,279	(27,568)		—		29,711

Gross profit	40,545	(18,128)				22,417
Operating expenses:
Research and development	14,093	(888)		—		13,205
Selling, general and administrative	23,897	(4,898)		—		18,999

Total operating expenses	37,990	(5,786)		—		32,204

Operating income (loss)	2,555	(12,342)		—		(9,787)

Interest income	284	—		—		284
Other income (expense), net	(72)	(56)		—		(128)

Income (loss) before income taxes	2,767	(12,398)		—		(9,631)
Provision for (benefit from) income taxes	1,711	(3,469	) (f)	3,469	(f)	1,711

Net income (loss)	$1,056	$(8,929)		$(3,469)		$(11,342)

Net income (loss) per share:
Basic	$0.04					$(0.48)
Diluted	$0.04					$(0.48)
Weighted average shares outstanding:
Basic	23,669					23,669
Diluted	24,151					23,669

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

INTEVAC, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

		Pro Forma Adjustments
	Year Ended					Year Ended
	December 28, 2019 Actual					December 28, 2019
		Photonics
	As Reported	Business (b)		Adjustments		Pro Forma

	(In thousands)
Net revenues:
Systems and components	$89,228	$(15,550)		$—		$73,678
Technology development	19,657	(19,657)		—		—

Total net revenues	108,885	(35,207)		—		73,678
Cost of net revenues:
Systems and components	55,678	(9,377)		—		46,301
Technology development	12,339	(12,339)		—		—

Total cost of net revenues	68,017	(21,716)		—		46,301

Gross profit	40,868	(13,491)				27,377
Operating expenses:
Research and development	14,309	(1,034)		—		13,275
Selling, general and administrative	22,634	(4,060)		—		18,574

Total operating expenses	36,943	(5,094)		—		31,849

Operating income (loss)	3,925	(8,397)		—		(4,472)

Interest income	574	—		—		574
Other income (expense), net	8	(6)		—		2

Income (loss) before income taxes	4,507	(8,403)		—		(3,896)
Provision for (benefit from) income taxes	3,359	(2,351	) (f)	2,351	(f)	3,359

Net income (loss)	$1,148	$(6,052)		$(2,351)		$(7,255)

Net income (loss) per share:
Basic	$0.05					$(0.31)
Diluted	$0.05					$(0.31)
Weighted average shares outstanding:
Basic	23,063					23,063
Diluted	23,340					23,063

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

INTEVAC, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

Pro forma information is intended to reflect the impact of the Asset Sale on Intevac’s historical financial position and results of operations through adjustments that are directly attributable to the Asset Sale, that are factually supportable and that are expected to have a continuing impact. In order to accomplish this, we have eliminated the unaudited financial statements of the Photonics Business of Intevac from the Intevac historical consolidated financial statements. We did not account for the Photonics Business as, and it was not operated as, a separate, stand-alone entity for the periods presented. The unaudited pro forma condensed consolidated financial statements do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the sale of the Photonics Business occurred on the dates indicated. In addition, the unaudited pro forma condensed consolidated financial statements should not be considered to be fully indicative of our future financial performance.

These unaudited pro forma condensed consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and results of operations.

In the preparation of the pro forma consolidated balance sheet, the assumption was made that the assets were sold and liabilities were assumed by EOTECH, LLC, a Michigan limited liability company (“Buyer”) pursuant to an Asset Purchase Agreement dated December 30, 2021. In the preparation of the pro forma consolidated statements of operations, the assumption was made that the Asset Sale took place on December 30, 2018, the beginning of the earliest period presented.

2. Pro Forma Adjustments

The pro forma adjustments to the balance sheet and statements of operations include:

(a) This amount reflects estimated net cash proceeds to be received related to the sale of the Photonics Business to Buyer. The sale price is approximately $70.0 million in cash, which was based on $70.0 million base purchase price. The cash proceeds do not include any estimated future payments from the revenue earnout as the Company has elected to record the proceeds when the consideration is deemed realizable. We expect to incur approximately $3.1 million in costs and expenses related to the transaction.

(b) Reflects the pro forma adjustment to remove the assets and liabilities and the results of operations of the Photonics Business and not retained by the Company. Certain general corporate overhead expenses that were previously allocated to the Photonics Business segment but not specifically identifiable to the Photonics Business in the amount of $1.3 million for the nine months ended October 2, 2021, $2.3 million for the year ended January 2, 2021 and $2.0 million for the year ended December 28, 2019 are presented as part of the Company’s continuing operations in these unaudited pro forma condensed consolidated statements of operations.

(c) This amount represents the accrual of $3.1 million for transaction costs payable for investment banking, legal and other professional fees and other costs directly related to sale of the Photonics Business.

(d) This amount represents the removal of $53,000 of transaction costs incurred during the nine months ended October 2, 2021. These costs directly related to the Asset Sale and will not recur and, as such, have been removed from the unaudited pro forma condensed consolidated statement of operations.

(e) The Asset Sale is expected to be subject to some amount of Federal, state and local income tax. However, this pro forma adjustment assumes that no income taxes are payable on the Asset Sale as the majority of the gain is expected to be offset by net operating loss carryforwards.

(f) This amount represents the offset of the estimated Photonics Business stand-alone tax provision which would have been payable if the Photonics Business were a stand-alone company. The Company maintains a full valuation allowance for domestic deferred tax assets, including net operating loss carryforwards and certain domestic tax credits. There is no impact to the Company’s pro forma condensed consolidated financial statements for domestic taxes due to the Company’s full valuation allowance on domestic deferred tax assets.

(g) This represents the amounts as of October 2, 2021, the Company would have paid out to settle compensation liabilities for the Photonics employees: $831,000 of accrued but unused paid time off, $277,000 of bonuses and $431,000 of salaries and wages payable and other compensation obligations upon termination of employees of the Photonics Business. The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations do not include expenses related to the termination of employees of the Photonics Business, including any severance paid and the vesting of unvested stock options and restricted stock upon the closing of the Asset Sale as such expenses would not be recurring.

(h) A pro forma gain on disposal is calculated as outlined in the table below. The pro forma gain on disposal is based on the assets and liabilities held for sale from the Photonics Business historical balance sheet information as of October 2, 2021. The actual gain on disposal will be based on the Photonics Business historical balance sheet information as of December 30, 2021 and may differ significantly. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount does not have a continuing impact on the Company’s operations, the gain is only reflected in the accumulated deficit on the unaudited pro forma condensed consolidated balance sheet. The cash proceeds do not include any estimated future payments from the revenue earnout as the Company has elected to record the proceeds when the consideration is deemed realizable.

(In thousands)
Cash proceeds	$70,000
Working capital adjustment	—

Net consideration	70,000
Assets and liabilities disposed of:
Assets	15,510
Liabilities	(1,553)

Less: net assets disposed of	13,957
Adjustment for transaction costs	(3,120)

Pro forma pre-tax gain on disposal	52,923
Estimated income taxes	—

Pro forma gain on disposal	$52,923

(i) Reflects the income to be earned and expenses to be incurred by the Company under the TSA, pursuant to which the Company will provide certain services to Buyer. The services provided under the TSA will run through the periods of time set forth in the schedules to the TSA. The services to be provided under the TSA relate primarily to business administrative including accounting, human resources, payroll, general information technology and data hosting and migration services. The agreed-upon charges for such services are generally intended to allow the service provider to recover all costs and expenses of providing such services. The Company and Buyer may extend the terms of services which Buyer receives pursuant to the TSA. The TSA is expected to result in incremental other income of approximately $1.4 million which reimburses the Company for the general and administrative expenses incurred for approximately $1.4 million for a period of approximately six months following the closing date. As this adjustment relates to a new contractual arrangement and the effects are limited in the unaudited pro forma condensed consolidated statement of operations to the most recent fiscal period, the general and administrative expenses have been reclassed to other expenses and have been presented on a net basis with the expected income.

(j) The Company and Buyer have entered into a Lease Assignment Agreement that assigns a portion of the Company’s lease obligation regarding the space located at 3544, 3560, 3570 and 3580 Bassett Street, Santa Clara, California to Buyer. The Company is contingently liable should Buyer default on future lease obligations through the lease termination date of March 2024. The aggregate amount of the future lease obligations under this arrangement is $3.9 million as of October 2, 2021. As the Company is not being released as the primary obligor under the original lease, the lease assignment has been accounted for as a sublease. The Company would have recognized sublease income and the offsetting rental charges of $1.5 million for the nine months ended October 2, 2021, $1.9 million for the year ended January 2, 2021 and $1.8 million for the year ended December 28, 2019 had the lease assignment arrangement been in place during the periods presented.

In consideration of Buyer’s assumption of the above-mentioned lease obligations, which assumed lease obligations pertain in part to excess space beyond that required for Buyer’s currently anticipated operation of the Photonics Business, the Company shall pay to Buyer the amount of $2.1 million (the “Unused Space Amount”), which Unused Space Amount shall be payable in (i) one initial installment of $309,000 on January 10, 2022 and (ii) seven (7) equal quarterly installments of $259,000.

The Company expects to record an asset impairment charge against its right-of-use asset in the amount of $1.4 million associated with the excess space noted above. The Company expects to record a liability to the Buyer in the amount of $690,000, the amount related to common area charges which are not included in the base rental payments or the lease liability on the Company’s balance sheet.